Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

This document relates to an exchange offer (the “Exchange Offer”) made by Sinclair Television Group, Inc. (“Sinclair”). The Exchange Offer is described in the Prospectus, dated             , 2010 (the “Prospectus”), and in this Letter of Transmittal (this “Letter of Transmittal”). All terms and conditions contained or otherwise referred to in the Prospectus are deemed to be incorporated in and form a part of this Letter of Transmittal. Therefore, you are urged to read the Prospectus and the items referred to therein carefully. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to below as the “terms and conditions.”

LETTER OF TRANSMITTAL

Sinclair Television Group, Inc.

Offer to Exchange

8 3/8% Senior Notes due 2018,
Registered Under the Securities Act of 1933

(“Exchange Notes”)

For

Any and All Outstanding
8 3/8% Senior Notes due 2018

(“Original Notes”)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON              , 2010, UNLESS EXTENDED BY SINCLAIR (THE “EXPIRATION DATE”).

Each holder of Exchange Notes wishing to accept the Exchange Offer, except holders of Exchange Notes executing their tenders through the Automated Tender Offer Program (“ATOP”) procedures of The Depository Trust Company (“DTC”), should complete, sign and submit this Letter of Transmittal to the exchange agent, U.S. Bank National Association (the “Exchange Agent”), on or prior to the Expiration Date.

By Mail, Hand or Overnight Delivery:

U.S. Bank National Association

Corporate Trust Office

Two James Center

1021 E. Cary Street, 18th Floor

Richmond, VA 23219

Attention: Melody M. Scott

By Facsimile:

(804) 343-1572

Delivery of this Letter of Transmittal to an address, or transmission of instructions via a facsimile number, other than as set forth above or in accordance with the instructions herein, will not constitute valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Questions regarding the Exchange Offer or the completion of this Letter of Transmittal should be directed to the Exchange Agent, at: (804) 343-1560.

This Letter of Transmittal may be used to accept the Exchange Offer if Exchange Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at DTC and instructions are not being transmitted through DTC’s ATOP procedures. Unless you intend to tender Exchange Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, along with the physical certificates for the Exchange Notes specified herein, to indicate the action you desire to take with respect to the Exchange Offer.

Holders of Exchange Notes tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute the tender through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Exchange Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Exchange Notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal as an undersigned thereof and Sinclair may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, holders who tender their Exchange Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

Subject to the terms and conditions and applicable law, Sinclair will issue: for each $1,000 principal amount of Exchange Notes, $1,000 principal amount of Original Notes.

Exchange Notes may be exchanged in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Original Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders that anticipate tendering other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold cash and securities custodially through DTC) to arrange for receipt of any

Original Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in this Letter of Transmittal.

Original Notes will be issued in exchange for Exchange Notes in the Exchange Offer, if consummated, promptly after the Expiration Date of the Exchange Offer (the “Settlement Date”).

TENDER OF EXCHANGE NOTES

To effect a valid tender of Exchange Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table below entitled “Description of Exchange Notes Tendered” and sign the Letter of Transmittal where indicated.

Original Notes will be delivered in book-entry form to holders through DTC and only to the DTC account of the undersigned or the undersigned’s custodian, as specified below, on the Settlement Date, or promptly thereafter.

Failure to provide the information necessary to effect delivery of Original Notes will render such holder’s tender defective, and Sinclair will have the right, which it may waive, to reject such tender without notice.

DESCRIPTION OF EXCHANGE NOTES TENDERED

(See Instructions 2 and 3)

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Exchange Notes Being Tendered	Name of DTC Participant and Participant’s Account Number in Which Exchange Notes are Held and/or the Corresponding Registered Notes are to be Delivered.	Aggregate Principal Amount of Exchange Notes*
8 3/ 8% Senior Notes due 2018 CUSIPs: 144A: 829259AD2 Reg S: U8275QAB6

* The principal amount of Exchange Notes tendered hereby must be in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof with a minimum tender requirement of U.S.$2,000. See Instruction 3.

If the aggregate principal amount of the Exchange Notes specified was held as of the date of tender by more than one beneficial owner, you may specify below the break-down of this aggregate principal amount by beneficial owner, and, in doing so, hereby instruct the Exchange Agent to treat each such beneficial owner as a separate holder. If the space below is inadequate, attach a separate signed schedule using the same format.

Beneficial Owner Name or Account Number	Principal Amount of Exchange Notes

Total:

SPECIAL RETURN INSTRUCTIONS

To be completed ONLY if Exchange Notes not accepted for exchange are to be sent to someone other than the person or person whose signature(s) appear(s) within this Letter of Transmittal.

(See Instruction 5)

Name of DTC Participant and Participant’s Account Number to Which Exchange Notes Not Accepted for Exchange are to be Delivered.

Note: Signatures must be provided below.

Please read the accompanying Instructions carefully.

Ladies and Gentlemen:

The undersigned hereby tenders to Sinclair the aggregate principal amount of Exchange Notes indicated in the table above entitled “Description of Exchange Notes Tendered.”

The undersigned understands that validly tendered Exchange Notes (or defectively tendered Exchange Notes with respect to which Sinclair has, or has caused to be, waived such defect) will be deemed to have been accepted by Sinclair if, as and when Sinclair gives oral or written notice thereof to the Exchange Agent. The undersigned understands that subject to the terms and conditions, Exchange Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for Original Notes. The undersigned understands that Exchange Notes delivered hereby may be withdrawn at any time on or prior to the Expiration Date. The undersigned understands that Exchange Notes delivered hereby may not be withdrawn at any time after the Expiration Date unless the Exchange Offer is extended with changes in the terms of the Exchange Offer that are, in the reasonable judgment of Sinclair, materially adverse to the tendering holder. The undersigned understands that, under certain circumstances, Sinclair may not be required to accept any of the Exchange Notes tendered (including any Exchange Notes tendered after the Expiration Date). If any Exchange Notes are not accepted for exchange for any reason (or if Exchange Notes are validly withdrawn), such unexchanged (or validly withdrawn) Exchange Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus, promptly after the expiration or termination of the Exchange Offer.

Following the later of the Expiration Date or the date upon which Exchange Notes are tendered hereby, and subject to and effective upon Sinclair’s acceptance for exchange of the principal amount of the Exchange Notes tendered hereby, upon the terms and conditions, the undersigned hereby:

(1)

irrevocably sells, assigns and transfers to or upon the order of Sinclair or its nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Exchange Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against Sinclair or any fiduciary, trustee, fiscal agent or other person connected with the Exchange Notes arising under, from or in connection with such Exchange Notes;

(2)

waives any and all rights with respect to the Exchange Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Exchange Notes); and

(3)

releases and discharges Sinclair and U.S. Bank National Association, as trustee (the “Trustee”) from any and all claims the undersigned may have, now or in the future, arising out of or related to the Exchange Notes tendered hereby, including, without limitation, any and all claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Exchange Notes tendered hereby (other than accrued and unpaid interest on the Exchange Notes) or to participate in any redemption or defeasance of the Exchange Notes tendered hereby.

The undersigned understands that tenders of Exchange Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Exchange Notes by Sinclair will, following such acceptance, constitute a binding agreement between the undersigned and Sinclair upon the terms and conditions.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees that:

(1)

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Exchange Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal;

(2)

the Exchange Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Sinclair will acquire good, indefeasible and unencumbered title to such Exchange Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by Sinclair;

(3)

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Exchange Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(4)

in evaluating the Exchange Offer and in making its decision whether to participate therein by submitting this Letter of Transmittal and tendering its Exchange Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by Sinclair or the Exchange Agent other than those contained in the Prospectus (as amended or supplemented to the Expiration Date);

(5)

the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions;

(6)

the submission of this Letter of Transmittal to the Exchange Agent shall, subject to a holder’s ability to withdraw its tender prior to the Expiration Date, and subject to terms and conditions of the Exchange Offer generally, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the Exchange Notes tendered hereby in favor of Sinclair or such other person or persons as they may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and/or agent’s discretion and the certificate(s) and other document(s) of title relating to such Exchange Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in Sinclair or its nominees such Exchange Notes; and

(7)

the Original Notes are being acquired in the ordinary course of business of the person receiving the Original Notes (whether or not the person is the holder), and it has no arrangement or understanding with any person to participate in the distribution of the Registered Securities to be received in the Exchange Offer;

(8)	at the time of the exchange offer, it is not engaged in, and does not intend to engage in, a distribution of the Original Notes;

(9)

if it is a broker-dealer holding Exchange Notes acquired for its own account as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the Original Notes received pursuant to the Exchange Offer (provided, that, by so agreeing and by delivering a prospectus, any such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933); and

(10)	the terms and conditions shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, and the terms and conditions shall be read and construed accordingly.

Sinclair hereby informs any holder of Exchange Notes using the Exchange Offer to participate in a distribution of the Original Notes to be acquired in the Exchange Offer that any such holder (1) can not rely on the position of the SEC’s staff enunciated in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) or similar letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes.

The representations and warranties and agreements of a holder tendering Exchange Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Exchange Notes shall mean any holder that exercises sole investment discretion with respect to such Exchange Notes.

The undersigned understands that tenders may not be withdrawn at any time after the Expiration Date except as set forth in the Prospectus, unless the Exchange Offer is extended with changes to the terms and conditions that are, in the reasonable judgment of Sinclair, materially adverse to the undersigned, in which case tenders may be withdrawn under the conditions described in the extension.

If the Exchange Offer is amended in a manner determined by Sinclair to be materially adverse to tendering holders, Sinclair will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such two- to ten-business day period. Any change in the consideration offered to holders of Exchange Notes in the Exchange Offer shall be paid to all holders of Exchange Notes whose securities have previously been tendered and not withdrawn pursuant to the Exchange Offer.

If the “Special Return Instructions” box (found above) is completed, please credit the indicated DTC account for any book-entry transfers of Exchange Notes not accepted for exchange.

The undersigned recognizes that Sinclair has no obligation under the “Special Return Instructions” provision of this Letter of Transmittal to effect the transfer of any Exchange Notes from the holder(s) of such Exchange Notes if Sinclair does not accept for exchange any of the principal amount of the Exchange Notes tendered pursuant to this Letter of Transmittal.

SIGN HERE

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to Sinclair the principal amount of the Exchange Notes listed in the table set forth above labeled “Description of Exchange Notes Tendered.”

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Signature of Registered Holder(s) or Authorized Signatory (see guarantee requirement below)	Date

Area Code and Telephone Number:

If a holder of Exchange Notes is tendering any Exchange Notes, this Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and Sinclair of such person’s authority to so act. See Instruction 4.

Name(s):
(Please Type or Print)

Capacity (full title):

Address:
(Including Zip Code)

MEDALLION SIGNATURE GUARANTEE

(If required — See Instruction 4)

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature) (Title) (Name of Firm) (Address)

Dated                                  , 2010

INSTRUCTIONS FORMING PART OF THE TERMS AND

CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of Exchange Notes if tender of such Exchange Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Holders who tender their Exchange Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal; thus, a Letter of Transmittal need not accompany tenders effected through ATOP.

A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Exchange Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offer by causing DTC to transfer Exchange Notes to the Exchange Agent in accordance with DTC’s ATOP procedures for such transfer on or prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the Exchange Notes for purposes of the Exchange Offer.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to Sinclair or DTC.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail, with return receipt requested and properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Neither Sinclair nor the Exchange Agent is under any obligation to notify any tendering holder of Exchange Notes of Sinclair’s acceptance of tendered Exchange Notes prior to the Expiration Date.

2. Delivery of the Original Notes. Original Notes to be issued according to the terms of the Exchange Offer, if consummated, will be delivered in book-entry form to holders of Exchange Notes tendered in the Exchange Offer. In order to permit such delivery, the appropriate DTC participant name and number (along with any other required account information) must be provided in the table entitled “Description of the Exchange Notes.” Failure to do so will render a tender of the Exchange Notes defective, and Sinclair will have the right, which it may waive, to reject such delivery. Holders that anticipate participating in the Exchange Offer other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any Original Notes delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tenders of Exchange Notes will be accepted in denominations of U.S. $1,000 and integral multiples of U.S.$1,000 in excess thereof with a minimum tender requirement of $2,000. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of Exchange Notes tendered.

4. Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “Registered Holder” means an owner of record as well as any DTC participant that has Exchange Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Co-Obligor”). Signatures on the Letter of Transmittal need not be guaranteed if:

•                              the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the Exchange Notes and the holder(s) has not completed the box entitled “Special Return Instructions” on the Letter of Transmittal; or

•                              the Exchange Notes are tendered for the account of an “eligible institution.”

An “eligible institution” is one of the following firms or other entities identified in Rule l7Ad-15 under the Securities Exchange Act of 1934 (as the terms are used in Rule 17Ad-15):

(a) a bank;

(b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

(c) a credit union;

(d) a national securities exchange, registered securities association or clearing agency; or

(e) a savings institution that is a participant in a Securities Transfer Association recognized program.

If any of the Exchange Notes tendered are held by two or more Registered Holders, all of the Registered Holders must sign the Letter of Transmittal.

Sinclair will not accept any alternative, conditional, irregular or contingent tenders. By executing the Letter of Transmittal (or facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Exchange Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Sinclair, evidence satisfactory to Sinclair of their authority to so act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Exchange Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Exchange Notes.

5. Special Return Instructions. All Exchange Notes tendered hereby and not accepted for exchange will be returned to the undersigned according to the information provided in the table entitled “Description of the Exchange Notes Tendered” or, if completed, according to the “Special Return Instructions” box in this Letter of Transmittal.

6. Transfer Taxes. Except as set forth in this Instruction 6, Sinclair will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Exchange Notes to it, or to its order, pursuant to the Exchange Offer. If payment is to be made to, or if Exchange Notes not tendered or purchased are to be registered in the name of any persons other than the Registered Holder, or if tendered Exchange Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

7. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Exchange Notes will be determined by Sinclair in its sole discretion, which determination will be final and binding. Sinclair reserves the absolute right to reject any and all tenders of Exchange Notes not in proper form or any Exchange Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Sinclair also reserves the absolute right to waive any defect or irregularity in tenders of Exchange Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by Sinclair shall be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Exchange Notes must be cured within such time as Sinclair shall determine. None of Sinclair, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Exchange Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Exchange Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Exchange Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of Exchange

Notes, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date or the withdrawal or termination of the Exchange Offer.

8. Waiver of Conditions. Sinclair reserves the absolute right to amend or waive any of the conditions in the Exchange Offer concerning any Exchange Notes at any time.

9. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer — Withdrawal of Tenders.”

10. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated herein.

11. Tax Identification Number. Federal income tax law requires that a U.S. Holder (defined below) whose Exchange Notes are accepted for exchange must provide the Exchange Agent with his, her or its correct Taxpayer Identification Number (“TIN”), which, in the case of an exchanging U.S. Holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, such holder may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”), and payments made with respect to the Original Notes or the Exchange Offer may be subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, each exchanging U.S. Holder must provide his, her or its correct TIN by completing an IRS Form W-9, certifying, under penalties of perjury, that the TIN provided is correct (or that such U.S. Holder is awaiting a TIN), that the U.S. Holder is not subject to backup withholding because (i) the holder has not been notified by the IRS that he, she or it is subject to backup withholding as a result of a failure to report all interests or dividends, or (ii) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding, and that the U.S. Holder is a U.S. person. If you do not provide your TIN to the Exchange Agent within 60 days, backup withholding may begin and continue until you furnish your TIN.

Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these withholding and reporting requirements. In order to satisfy Sinclair that a foreign individual qualifies as an exempt recipient, such holder must submit a properly completed IRS Form W-8BEN (or other applicable form) certifying, under penalty of perjury, to such holder’s foreign status in order establish an exemption from backup withholding.

For the purposes of these instructions, a “U.S. Holder” is a beneficial owner of notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust if it (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person, or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

12. The exchange of Exchange Notes for Original Notes will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences” in the Prospectus.

In order to tender, a holder of Exchange Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The Exchange Agent for the Exchange Offer is:

By Mail, Hand or Overnight Delivery: U.S. Bank National Association Corporate Trust Office Two James Center 1021 E. Cary Street, 18th Floor Richmond, VA 23219 Attention: Melody M. Scott	By Facsimile: (804) 343-1572 For Information or Confirmation by Telephone: Melody M. Scott (804) 343-1560

Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the Exchange Agent at (804) 343-1560. A holder of Exchange Notes may also contact such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.